Exhibit 99.1

Media:	Don Nathan
Senior Vice President
952-936-1885

Investors:	John S. Penshorn
Senior Vice President
952-936-7214

(For Immediate Release)

UnitedHealth Group Special Litigation Committee Reaches Settlement Agreements With Former CEO Dr. William W. McGuire, Former General Counsel David Lubben, and Former Director William G. Spears

SLC Recommends Dismissal of All Derivative Claims Against All Named Defendants

Minneapolis, December 6, 2007 – UnitedHealth Group [NYSE: UNH] today announced that the Special Litigation Committee (SLC), an independent committee comprised of two former Minnesota Supreme Court Justices, has concluded its review of claims relating to the Company’s historical stock option practices brought against certain of the Company’s current and former officers and directors in federal and state derivative lawsuits. Based on its exhaustive, 15 month review, the SLC reached settlement agreements on behalf of the Company with UnitedHealth Group’s former Chairman and CEO William W. McGuire, M.D., former General Counsel David J. Lubben, and former Director William G. Spears.

In addition, the SLC concluded that all claims against all named defendants in the derivative suits, including current and former UnitedHealth Group officers and directors should be dismissed. The SLC’s conclusions are reflected in a final report delivered today to the United States District Court for the District of Minnesota and the Hennepin County District Court, State of Minnesota.

Under the McGuire settlement agreement, Dr. McGuire will:

•	Surrender to UnitedHealth Group certain stock options to acquire 9,223,360 shares of Company stock, which the SLC has valued at approximately $320 million;

•	Surrender his interest in the Company’s Supplemental Executive Retirement Plan, valued at approximately $91 million;
•	Surrender to the Company approximately $8 million in his Executive Savings Plan Account; and
•	Relinquish claims to other post-employment benefits under his Employment Agreement.

These amounts, combined with a previous repricing of all stock options awarded to Dr. McGuire from 1994 to 2002, result in a total value to be relinquished by Dr. McGuire in excess of $600 million.

Under the Lubben settlement agreement, Mr. Lubben will:

•	Surrender to UnitedHealth Group his stock options to acquire 273,000 shares of Company stock, which the SLC has valued in excess of $3 million; and
•	Repay to the Company $20.55 million of the compensation realized by him as a result of his March 2007 exercise of stock options.

These amounts, combined with a previous repricing of stock options awarded to Mr. Lubben, result in a total value relinquished by Mr. Lubben of approximately $30 million.

Under the Spears settlement agreement, the fair settlement value of the Company’s claims against him will be determined by binding arbitration.

The SLC has valued the total amounts to be relinquished pursuant to these settlement agreements, together with the value previously and voluntarily relinquished by current and former executives through the surrender and repricing of options, to be approximately $900 million.

The settlement agreements and the dismissal of the derivative actions are subject to notice to the Company’s shareholders and Court approval.

Richard Burke, Chairman of the Board of Directors, said, “The Board of Directors, on behalf of the Company and its shareholders, would like to express its deep appreciation for the extraordinary work of Justices Blatz and Stringer, the members of the independent, special committee created by the Board, throughout this lengthy and thorough process.”

The SLC is comprised of two retired Minnesota State Supreme Court justices, former Chief Justice Kathleen Blatz and former Justice Edward Stringer. Pursuant to Minnesota law, the Board of Directors created the independent SLC and delegated to it complete authority to review the claims in the derivative litigation and determine whether those claims should be pursued on behalf of the Company.

Copies of the SLC’s report and the McGuire and Lubben settlement agreements are available on the “Newsroom” section of the Company’s website at www.unitedhealthgroup.com.

About UnitedHealth Group

UnitedHealth Group is a diversified health and well-being company dedicated to making health care work better. Through its family of businesses, UnitedHealth Group serves more than 70 million individuals nationwide. Visit www.unitedhealthgroup.com for more information.

Forward-Looking Statements

This press release may contain statements, estimates, projections, guidance or outlook that constitute “forward-looking” statements as defined under U.S. federal securities laws. Generally the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “project,” “will” and similar expressions, identify forward-looking statements, which generally are not historical in nature. These statements may contain information about financial prospects, economic conditions, trends and uncertainties. We caution that actual results could differ materially from those that management expects, depending on the outcome of certain factors. These forward-looking statements involve risks and uncertainties that may cause UnitedHealth Group’s actual results to differ materially from the results discussed in the forward-looking statements. Some factors that could cause results to differ materially from the forward-looking statements include: the potential consequences of the findings announced on October 15, 2006 of the investigation by an Independent Committee of directors of our historic stock option practices; the consequences of the restatement of our previous financial statements, related governmental reviews, including a formal investigation by the Securities and Exchange Commission, and review by the Internal Revenue Service, U.S. Congressional committees, U.S. Attorney for the Southern District of New York and Minnesota Attorney General, a related review by the Special Litigation Committee of the Company, and related shareholder derivative actions, including whether court approval of the settlement agreements between the Company and certain named defendants and the dismissal of the derivative claims against all named defendants is obtained, shareholder demands and purported securities and Employee Retirement Income Security Act class actions, the resolution of matters currently subject to an injunction issued by the United States District Court for the District of Minnesota, a purported notice of acceleration with respect to certain of the Company’s debt securities based upon an alleged event of default under the indenture governing such securities, and recent management and director changes, and the potential impact of each of these matters on our business, credit ratings and debt; increases in health care costs that are higher than we anticipated in establishing our premium rates, including increased consumption of or costs of medical services; heightened competition as a result of new entrants into our market, and consolidation of health care companies and suppliers; events that may negatively affect our contract with AARP; uncertainties regarding changes in Medicare, including coordination of information systems and accuracy of certain assumptions; funding risks with respect to revenues received from Medicare and Medicaid programs; failure to achieve business growth targets, including membership and enrollment; increases in costs and other liabilities associated with increased litigation, legislative activity and government regulation and review of our industry; our ability to execute contracts on competitive terms with physicians, hospitals and other service providers; regulatory and other risks associated with the pharmacy benefits management industry; failure to maintain effective and efficient information systems, which could result in the loss of existing customers, difficulties in attracting new customers, difficulties in determining medical costs estimates and appropriate pricing, customer and physician and health care provider disputes, regulatory violations, increases in operating costs, or other adverse consequences; possible impairment of the value of our intangible assets if future results do not adequately support goodwill and intangible assets recorded for businesses that we acquire; potential noncompliance by our business associates with patient privacy data; misappropriation of our proprietary technology; failure to complete or receive anticipated benefits of acquisitions; and change in debt to total capital ratio that is lower or higher than we anticipated.

This list of important factors is not intended to be exhaustive. A further list and description of some of these risks and uncertainties can be found in our reports filed with the Securities and Exchange Commission from time to time, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Any or all forward-looking statements we make may turn out to be wrong. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Except to the extent otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements.

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